UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2023

America Great Health

(Exact name of registrant as specified in charter)

Wyoming

(State or other jurisdiction of incorporation)

0-27873	98-0178621
(Commission File Number)	(IRS Employer Identification No.)

1609 W Valley Blvd., #338, Alhambra, CA	91803
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (626) 576-1299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a material definitive agreement

On July 23, 2023, America Great Health (the “Company”), SHOWA International Pty Ltd. (“SHOWA”), and Jeffery Tu & Eric Hsu, entered into a Cooperation Agreement (the “Agreement”), in which three parties shall establish a strategic partnership in Japan to produce and promoting Bio-active Protein Peptide in Japan.

Upon execution of the Agreement, the Company shall supply to SHOWA all of its current and future Bio-active Protein Peptide supplements and Peptide medicinal, including the patented oral insulin products and raw materials. Dr. David Tsai and his R&D team will provide required technical and research support, as well as training and consultation as needed by SHOWA. As consideration, the Company shall issue 50,000,000 common shares to SHOWA, in addition, the Company shall transfer 5% of total common shares of GOF Biotechnologies, Inc. to SHOWA.

SHOWA, as a Japanese based company, shall use its best effort in promoting the Company’s Bio-active Protein Peptide and related products in Japan, and shall be in charge of the overall marketing strategy, day-to-day business operations, products design, public relations, etc. As the Company’s exclusive strategic partner in Japan, SHOWA shall be responsible for marketing and promoting all of the Company’s Bio-active Protein Peptide and related products within the territory of Japan and other mutually agreed regions. In addition, SHOWA shall achieve the following milestones in sales during the next four years period of time: 150,000 bottles during year one, 300,000 bottles during year two, 600,000 during year three, 1,000,000 bottles during year four.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

AMERICA GREAT HEALTH

Date: July 25, 2023
	By:	/s/ Mike Wang
	Name:	Mike Wang
	Title:	President